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                                                                     Exhibit g.6

                               Liberty Acorn Trust
                                 227 West Monroe
                                   Suite 3000
                          Chicago, Illinois 60606-5016
                                 1-800-9-ACORN-9
                                (1-800-922-6769)

                               September 25, 2002



State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, Massachusetts 02171

Ladies and Gentlemen:

         This is to advise you that Liberty Acorn Trust (formerly named Acorn Investment Trust) (the "Trust") has established a new series of the Trust designated Columbia Thermostat Fund. In accordance with the Additional Funds provision in Section 17 of the Custodian Contract dated July 1, 1992 between the Trust and State Street Bank and Trust Company, the Trust hereby requests that you act as Custodian for the new series under the terms of the Custodian Contract.

         Please indicate your acceptance of this appointment as Custodian by executing three copies of this Letter Agreement, returning two copies to us and retaining one copy for your records.

                                 LIBERTY ACORN TRUST

                                 By:
                                     --------------------------------------
                                      Bruce H. Lauer
                                      Vice President, Treasurer, Secretary


Agreed to this ____ day of _______________, 2002.

STATE STREET BANK AND TRUST COMPANY

By:
         --------------------------------------------
         Name:
         Title: